FOR:	Consolidated Graphics, Inc.

CONTACT:	G. Christopher Colville

Executive Vice President/

Chief Financial Officer

Consolidated Graphics, Inc.

(713) 787-0977

For Immediate Release

Christine Mohrmann/Eric Boyriven

Financial Dynamics

(212) 850-5600

CONSOLIDATED GRAPHICS TO ACQUIRE HOPKINS
PRINTING IN COLUMBUS, OHIO

HOUSTON, TEXAS – April 20, 2007 – Consolidated Graphics, Inc. (NYSE: CGX) announced today that it has signed a letter of intent to acquire Hopkins Printing, Inc., located in Columbus, Ohio. The transaction is expected to be completed within 90 days and the present management team led by Jim Hopkins, President, will remain with the company following its completion. Other terms were not disclosed. GBQ Consulting is representing Hopkins Printing as its exclusive financial advisor on the transaction.

Hopkins Printing was founded by Jim and Arnie Hopkins in 1976 and is today one of the leading sheetfed and digital commercial printers serving the central Ohio market. Operating from a 75,000 square foot facility minutes from Columbus International Airport, the company offers high quality commercial and digital printing services together with ancillary services such as mailing and fulfillment. Hopkins Printing has won numerous prestigious awards, including Best Workplace in the Americas and the Better Business Bureau Integrity Award. Jim Hopkins was also a 2006 inductee into the Printing Impressions/RIT Printing Industry Hall of Fame.

“Over the last 30 years the Hopkins family has built a first class business with an excellent reputation,” commented Joe R. Davis, Chairman and Chief Executive Officer of Consolidated Graphics. “Hopkins Printing represents an ideal opportunity for Consolidated Graphics to significantly expand its leading national footprint while also giving Jim and his management team the opportunity to continue growing their company by leveraging Consolidated Graphics’ considerable strategic and technological advantages.”

Also commenting on the announcement, Jim Hopkins said, “We are very pleased to be joining a company with the breadth and depth of resources that Consolidated Graphics has. We look forward to utilizing those resources to deliver an even higher level of service to our loyal customers, grow our business and create long-term career opportunities for our dedicated employees.”

Consolidated Graphics (CGX), headquartered in Houston, Texas, is North America’s leading general commercial printing company. With 68 printing facilities, 12 fulfillment and two technology centers strategically located across 27 states and Canada, CGX offers an unmatched geographic footprint with extensive capabilities supported by an unparalleled level of convenience, efficiency and service.

CGX has the largest and most technologically advanced sheetfed printing capability in North America, a sizeable and strategically important web printing capability, industry-leading digital printing services, a rapidly growing number of fulfillment centers and proprietary Internet-based technology solutions. CGX offers the unique service ability to respond to all printing-related needs no matter how large, small, specialized or complex. With locations in or near virtually every major U.S. market, as well as Toronto, CGX offers highly responsive service and convenient access to a vast capabilities network through a single point of contact at the local level. For more information, visit the Consolidated Graphics Web site at www.cgx.com.

This press release contains forward-looking statements, which involve known and unknown risks, uncertainties or other factors that could cause actual results to materially differ from the results, performance or other expectations implied by these forward-looking statements. Consolidated Graphics’ expectations regarding future sales and profitability assume, among other things, stability in the economy and reasonable growth in the demand for its products, the continued availability of raw materials at affordable prices, retention of its key management and operating personnel, as well as other factors detailed in Consolidated Graphics’ filings with the Securities and Exchange Commission. The forward-looking statements, assumptions and factors stated or referred to in this press release are based on information available to Consolidated Graphics today. Consolidated Graphics expressly disclaims any duty to provide updates to these forward-looking statements, assumptions and other factors after the day of this release to reflect the occurrence of events or circumstances or changes in expectations.

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